Exhibit 10.18
                                 -------------

                               FIRST AMENDMENT TO
                            LINE OF CREDIT AGREEMENT


         This First Amendment to Line of Credit Agreement (this "Amendment"), is entered into and effective as of the 10th day of November, 2006, by and between Dos Lagos, LLC, an Idaho limited liability company ("Lender") and Speaking Roses International, Inc., a Utah corporation ("Borrower" and collectively with Lender, the "parties"). Each capitalized term not otherwise defined herein shall have the respective meaning ascribed to such term in the Line of Credit Agreement by and between the parties, dated May 11, 2006 (the "Credit Agreement").

         WHEREAS, the parties entered into the Credit Agreement pursuant to which Lender established for a period extending to December 31, 2006, a Credit Line for and on behalf of Borrower equal to the Credit Limit, and Borrower executed and delivered to Lender a Secured Promissory Note in a principal amount equal to the Credit Line (the "Credit Note");

         WHEREAS, the principal amount, together with accrued interest there on, due and owing on the Credit Note and Credit Agreement is Two Million Fifty Eight Thousand Five Hundred Thirty Nine Dollars and Eighty Cents ($2,058,539.80), as of November 10, 2006.

         WHEREAS, the parties desire to amend the Credit Agreement as set forth herein, and to amend and restate in its respective entirety the Credit Note;

         NOW THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Amendments to Credit Agreement.

              (a) Borrower has no obligation to make monthly interest payments until January 1, 2008, however, on the first day of each month the accrued but unpaid interest shall be added to the principal balance due hereon. The principal balance, together accrued but unpaid interest, is agreed to be Two Million Fifty Eight Thousand Five Hundred Thirty Nine Dollars and Eighty Cents ($2,058,539.80), as of November 10, 2006. No default will be declared for these amounts exceeding the Credit Limit.

              (b) Section 1 of the Credit Agreement is hereby amended to delete therefrom the date "December 31, 2006" and to substitute therefor the date "January 10, 2012."

              (c) Section 2 of the Credit Agreement is hereby amended to add the following language:

         Notwithstanding anything in this Section 2 previously stated, Borrower shall have no further rights to request any Advances or receive any Advances on this Line of Credit Agreement.

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              (d) Section 3 of the Credit  Agreement is hereby amended to delete the Section in its entirety and replace it with the following:

         Interest; Default Interest. The principal balance outstanding of Two Million Fifty Eight Thousand Five Hundred Thirty Nine Dollars and Eighty Cents ($2,058,539.80) shall bear interest from November 10, 2006 at a variable rate equal to the Loan Index Rate plus a margin of 200 basis points. The Loan Index Rate is defined as that certain rate of interest published as the "Prime Rate" in the "Money Rates" column in the Western Edition of the Wall Street Journal. The interest rate will be adjusted quarterly on the first business day of each January, April, July and October. The interest shall be computed monthly on the basis of a 360-day year. The initial Interest Rate hereunder is ten and one-quarter percent (10.25%). Notwithstanding the foregoing, upon the occurrence of an event of default hereunder by Borrower, the principal amounts outstanding hereunder shall bear an interest rate of fifteen percent (15%) per annum and commencing from the date a respective Advance was made, and shall continue at such rate until the event of default is cured.

              (e) Section 4 of the Credit Agreement is hereby amended to delete therefrom the first sentence thereof and to substitute therefore the following sentences:

         As of January 1, 2008 the monthly principal payments shall commence and shall be calculated by dividing the principal balance then due to Lender by 48 ("Principal Payment"). Commencing on January 1, 2008, and on the first day of each month thereafter, Borrower shall pay to Lender the Principal Payment together with accrued but unpaid interest which has not been previously added to Principal.

         2. Additional Shares. In further consideration of the transactions contemplated hereby, Borrower shall issue, transfer and convey to Lender, on the date hereof, 2,058,540 shares and on each of January 10, 2008, 2009, 2010, 2011 and 2012 (each "Issuance Date"),one (1) common share of Borrower for each dollar of all accrued but unpaid interest on each Issuance Date. As a condition to the issuance of the common shares, Borrower will be required to execute a definitive stock purchase agreement and such other documents as Lender may reasonably request in connection with such issuance, and Borrower hereby agrees to so execute such agreements.

         3. Security Agreement. The Credit Note is made in connection with and as part of, and is entitled to the benefits and subject to the terms and conditions of, the Patent Security Agreement by and between Borrower and Lender dated October 30, 2006 (the "Security Agreement").

         4. Effective Date. This Amendment shall be deemed effective as of the date first written above, as if executed on such date.



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

         5. Waiver of Prior Claims. Borrower fully, finally, and forever releases and discharges Lender and its participants, successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Borrower has or in the future may have, whether known or unknown, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan documents, and (ii) arising from events occurring prior to the date hereof.

         6. Cross-Default. As an additional Event of Default, the Parties agree that any default of Borrower's $181,000 Promissory Note due or the $1 Million Line of Credit, both due and owing to Lender, shall also be a default of this Agreement.

         7. Jurisdiction and Venue. The Parties hereby agree to jurisdiction and venue for any disputes concerning the Credit Agreement and the Credit Note be in the Third Judicial District Court in and for Salt Lake County, State of Utah.

         8. General. This Amendment will be binding upon and inure to the benefit of each party, and its respective successors and assigns, except that neither party shall assign or transfer its respective rights or delegate its respective duties hereunder without the prior written consent of the other party; provided, however, that Lender may assign its respective rights and duties hereunder to an entity controlled by or under common control with Lender. This Amendment and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of Utah. This Amendment will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Amendment may not be amended or modified except in writing signed by the parties.

         9. No Other Effect. Except as expressly set forth herein, the Credit Agreement shall not by implication or otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect, as amended hereby, and each of the parties hereby ratifies and affirms the Credit Agreement, as amended pursuant to the terms of this Amendment.

         10. Counterparts. This Amendment may be executed in any number of counterparts (including facsimile signatures) and each of such counterparts (including facsimile signatures) shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.


         Dos Lagos, LLC                       Speaking Roses International, Inc.


         By:                                  By:
              Roland N. Walker, Manager       Alan K. Farrell, President



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                                    EXHIBIT A

                      AMENDED AND RESTATED PROMISSORY NOTE

                      AMENDED AND RESTATED PROMISSORY NOTE

         FOR VALUE RECEIVED, Speaking Roses International, Inc., a Utah corporation ("Borrower") unconditionally promises to pay to Dos Lagos, LLC ("Lender") or its order, at its address set forth in the books and records of Borrower, in lawful money of the United States of America, the principal sum of Two Million Fifty Eight Thousand Five Hundred Thirty Nine Dollars and Eighty Cents ($2,058,539.80) or the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to the terms of a Line of Credit Agreement dated May 11, 2006, as amended pursuant to the First Amendment to Line of Credit Agreement between Borrower and Lender of even date herewith (the "Credit Agreement"), whichever is less, together with any interest thereon in accordance with the Credit Agreement, as amended, until paid in full, both before and after judgment.

         The principal balance outstanding of Two Million Fifty Eight Thousand Five Hundred Thirty Nine Dollars and Eighty Cents ($2,058,539.80) shall bear interest from November 10, 2006 at a variable rate equal to the Loan Index Rate plus a margin of 200 basis points. The Loan Index Rate is defined as that certain rate of interest published as the "Prime Rate" in the "Money Rates" column in the Western Edition of the Wall Street Journal. The interest rate will be adjusted quarterly on the first business day of each January, April, July and October. The interest shall be computed monthly on the basis of a 360-day year. The initial Interest Rate hereunder is ten and one-quarter percent (10.25%). Notwithstanding the foregoing, upon the occurrence of an event of default hereunder by Borrower, the principal amounts outstanding hereunder shall bear an interest rate of fifteen percent (15%) per annum and commencing from the date a respective Advance was made, and shall continue at such rate until the event of default is cured.

         Borrower has no obligation to make monthly interest payments until January 1, 2008. However, on the first day of each month the accrued but unpaid interest shall be added to the principal balance due hereon. As of January 1, 2008 the monthly principal payments shall commence and shall be calculated by dividing the principal balance then due to Lender by 48 ("Principal Payment"). Commencing on January 1, 2008, and on the first day of each month thereafter, Borrower shall pay to Lender the Principal Payment together with accrued but unpaid interest which has not been previously added to Principal. The entire unpaid principal balance, together with accrued but unpaid interest thereon, shall become due and payable on January 10, 2012, unless converted into common shares of Borrower in accordance with the Credit Agreement. All payments received shall be applied first to unpaid costs and fees, then to accrued but unpaid interest and the balance, if any, to the reduction of principal. Borrower agrees to pay to Lender all reasonable costs and attorneys' fees incurred in collecting the balance due under this Secured Promissory Note.

         The Parties hereby agree to jurisdiction and venue for any disputes concerning this Agreement be in the Third Judicial District Court in and for Salt Lake County, State of Utah.

         Any default of any other obligation owing by Borrower to Lender shall be a default of this Note.



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

         This Note is made in connection with and as part of, and is entitled to the benefits and subject to the terms and conditions of, the Credit Agreement and the Patent Security Agreement by and between Borrower and Lender dated October 30, 2006.

                                          Speaking Roses International, Inc.

                                          By:
                                             --------------------------
                                             Alan K. Farrell, President